SCHEDULE 14C INFORMATION STATEMENT

                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934

                           [x] Filed by the Registrant

                 [ ] Filed by a Party other than the Registrant


Check the appropriate box:

[X]  Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]  Definitive Information Statement

                      Cal Bay International, Inc.
            (Name Of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[x] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1)   Title of each class of securities to which transaction applies:

     (2)   Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)   Proposed maximum aggregate value of transaction:

     (5)   Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing. Amount Previously Paid:

      (1)  Amount Previously Paid:

      (2)  Form, Schedule or Registration Statement No.:

      (3)  Filing Party:

      (4)  Date Filed:

                             Cal Bay International, Inc.

              2111 Palomar Airport Road, Suite 100, Carlsbad, CA 92009

                              INFORMATION STATEMENT

                                December __, 2005

       This Information Statement is being furnished to stockholders of Cal Bay International, Inc. , a Nevada corporation (the "Company"), to advise them of corporate action taken without a meeting by written consent of a majority of stockholders to amend the Certificate of Incorporation of the Company to reclassify its share structure as follows:

Summary of Amendment of the Certificate of Incorporation:

A. Reclassification of shares:

   Shareholders with shares prior to the effective date shall automatically and without any action on the part of the record holder thereof be reclassified as and changed into one (1) new share for each (25) old shares.

   For example: If you owned one thousand (1,000) shares prior to the effective date; those 1000 shares would automatically and without any action on the part of the record holder be changed into forty (40) new shares.

B. Companys reason for Reclassification:

   The Company currently has no plan for any type of offering of its common shares. The reclassification of share structure was done in order that the Company has a better chance for its stock to be listed on an Exchange such as NASDAQ or the AMEX. While the Company has no current plans for any type of offering of its common shares; if the Company were to do an offering of its common shares at some point in the future there would be a dilution to the current shareholders.

C. Issued and Outstanding Common shares prior to the reclassification was:
   51,946,173 shares.

   Issued and Outstanding Common shares after the reclassification was:
   2,077,847 shares.

D. The authorized number of common shares was 200,000,000 prior to the reclassification and was not changed subsequent to the reclassification.

Details of Amendment of the Certificate of Incorporation:

1. The Reclassifications of Shares Simultaneously, with the effective date of the amendment (the Effective Date), each share of the companys common Stock, no par value $0.001 per share, issued and outstanding immediately prior to the Effective Date (the Old Common Stock) shall automatically and without any action on the part of the record holder thereof be reclassified as and changed into one (1) new share for each twenty five (25) old shares (the New
Common Stock), subject to the treatment of fractional share interests as described below. Each record holder of a certificate or certificates which immediately prior to the Effective Date represented outstanding shares of Old Common Stock (the Old Certificates, whether one or more) shall be entitled to receive upon surrender of such Old Certificates to the Companys Exchange Agent for cancellation, a certificate or certificates (the New Certificates, whether one or more) representing the number of whole shares of the New common Stock into which and for which the shares of the Old common Stock formerly represented by such Old Certificates so surrendered,are reclassified under the terms hereof. From and after the Effective Date, Old Certificates shall represent only the right to receive new Certificates pursuant to the provisions hereof. One full share representing each fractional share interest in New Common Stock will be issued by the Company. A record holder of Old Certificates shall receive,in lieu of any fraction of a share of New Common Stock to which the record holder would otherwise be entitled, one full share. If more than one Old Certificate shall be surrendered at one time for the account of the same record stockholder, the number of full shares of New Common Stock for which new Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. In the event that the Companys Exchange Agent determines that a record holder of Old Certificates has not tendered all of his certificates for exchange, the Exchange Agent shall carry forward any fractional share until all certificates of that record holder have been presented for exchange such that issuance for fractional shares to any one person shall be one additional share for each fractional share. If any new Certificate is to be issued in the name other that in which the Old Certificates surrendered for exchange are issued, the Old Certificates so surrendered shall be properly endorsed and otherwise in proper form for the transfer, and the person or persons requesting such exchange shall affix any requisite stock transfer tax stamps to the Old Certificate surrendered, or provide funds for their purchase, or establish to the satisfaction of the Exchange Agent that such taxes are not payable. From and after the Effective Date the amount which the shares of the Old common Stock are reclassified under the terms hereof shall be the same as the amount of capital represented by the shares of Old Common Stock so reclassified, until thereafter reduced or increased in accordance with applicable law.

2.	Authorized Capital prior to reclassification. The total number of shares which the Corporation was authorized to issue prior to the reclassification effected in section 1 above was 200,000,000 shares of common stock having a par value of $0.001 per share and 50,000,000 Class A Preferred Shares having a par value of $0.001 per share with 50-1 voting rights over the common stock and 50-1 conversion rights to common stock. And 500,000,000 shares of Class B preferred Stock having a par value of $0.001 per share with 1-1 voting rights over the common stock and with 1-1 conversion rights to common stock. The Preferred shares are convertible to common stock with the approval of the Board of Directors.

3. Authorized Capital After reclassification. The total number of shares which the Corporation is authorized to issue in section 2 above is 200,000,000 shares of common stock having a par value of $0.001 per share and 50,000,000 of Class A Preferred Shares having a par value of $0.001 per share with 50-1 voting rights over the common stock and 50-1 conversion rights to common stock. And 500,000,000 shares of Class B preferred Stock having a par value of $0.001 per share with 1-1 voting rights over the common stock and with 1-1 conversion rights to common stock. The Preferred shares are convertible to common stock with the approval of the Board of Directors.

          A copy of the Certificate of Amendment to the Certificate of Incorporation of the Company is attached to this Information Statement as Exhibit A.

         On November 23, 2005, there were 51,946,173 shares of our common stock issued and outstanding, and 15,000,000 shares of Preferred A stock, and 132,073,335 shares of Preferred B Stock issued and outstanding.
The Amendment to the Certificate of Incorporation of the Company requires the affirmative vote of a majority of the outstanding shares of our common stock.

         The Board of Directors of the Company, by written consent on November 23, 2005 has approved, and stockholders holding an aggregate of 762,176,653 (Approximately 82%; the 762,175,653 shares taking into account the conversion factor of 50:1 voting rights for the Preferred A stock which converted equals 750,000,000 shares and which is held by Roger Pawson and 12,176,653 shares of common stock held by Roger Pawson) of our outstanding common shares on November 21, 2005, have consented in writing to amend the Certificate of Incorporation of the Company. Accordingly, all corporate action necessary to authorize the amendment has been taken. In accordance with the regulations under the Securities Exchange Act of 1934, the amendment to the Certificate of Incorporation of the Company will not become effective until at least 10 days after we have mailed this Information Statement to our stockholders. Promptly following the expiration of this 10-day period, we intend to effect the amendment to our Certificate of Incorporation. The change in our authorized capitalization will become effective at the time of filing the Certificate of Amendment.

         Our executive offices are located at 2111 Palomar Airport Road, Suite 100, Carlsbad, CA 92009.

         PLEASE BE ADVISED THAT THIS IS ONLY AN INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

         This Information Statement is first being sent or given to the holders of our outstanding common stock, our only class of voting securities outstanding, on or about __, 2005.

                           FREQUENTLY ASKED QUESTIONS

     The following questions and answers are intended to respond to frequently asked questions concerning the actions approved by our board of directors and a majority of the persons entitled to vote. These questions do not, and are not intended to, address all the questions that may be important to you. You should carefully read the entire Information Statement, as well as its appendices and the documents incorporated by reference in this Information Statement.

Q:   WHY ARENT WE HOLDING A MEETING OF STOCKHOLDERS?

A:   The board of directors has already approved the Amendment to our
Certificate of Incorporation and has received the written consent of a majority of the voting interests entitled to vote on such actions. Under the Nevada General Corporation Act these actions may be approved by the written consent of a majority of the voting interests entitled to vote. Since we have already received written consents representing the necessary number of votes, a meeting is not necessary and represents a substantial and avoidable expense.

Q:   WHAT ARE THE PURPOSES OF THE AMENDMENT?

A:   The purposes of the Amendment is to authorize a reclassification of our share structure to one (1) new share for each twenty five (25) old shares (the New Common Stock).

Q: HOW WILL THE AMENDMENT AFFECT THE OFFICERS, DIRECTORS AND EMPLOYEES OF THE COMPANY?

A:   The officers, directors and employees of the Company will continue in the same capacities after the Amendment as before the Amendment.

Q:   CAN I REQUIRE YOU TO PURCHASE MY STOCK?

A:   No. Under the Nevada General Corporation Act, you are not entitled to appraisal and purchase of your stock as a result of the Amendment.

Q:   WHO WILL PAY THE COSTS OF RECAPITALIZATION?

     We will pay all of the costs of the Amendment, including distributing this Information Statement. We may also pay brokerage firms and other custodians for their reasonable expenses for forwarding information materials to the beneficial owners of our common stock. We do not anticipate contracting for other services in connection with the Amendment.

RECLASSIFICATION OF COMMON STOCK

         The Board believes that reclassification of its common stock is desirable in order to provide the Company with a greater degree of flexibility to issue shares of common stock, without the expense and delay of a special stockholders meeting, in connection with possible future stock dividends or stock splits, equity financings, future opportunities for expanding the business through investments or acquisitions, management incentive and employee benefit plans and for other general corporate purposes.

         Authorized but unissued shares of common stock may be issued at such times, for such purposes and for such consideration as the Board of Directors may determine to be appropriate without further authority from the Companys stockholders, except as otherwise required by applicable law or stock exchange policies.

         We believe the Reclassification is beneficial to us in that it will better enable us to raise capital through future sales of our equity securities, engage in acquisition transactions and provide compensation for certain types of services rendered.

         The Company currently has no plan for any type of offering of its
common    shares.  While the Company has no current plans for any type of offering of its common shares, if the Company were to do an offering of its common shares at some point in the future there would be a dilution to the current shareholders.

EFFECTIVE DATE OF AMENDMENT

      The amendment will become effective upon the filing of the amendment to our Certificate of Incorporation with the Nevada Secretary of State. The amendment to the Certificate of Incorporation of the Company will not be filed until at least 20 days after we have mailed this Information Statement to our stockholders. Promptly following the expiration of this 20-day period, we intend to effect the amendment to our Certificate of Incorporation. The increase in our authorized capitalization will become effective at the time of filing the Certificate of Amendment.

NO DISSENTERS RIGHTS

      Holders of our voting securities are not entitled to dissenters rights with respect to the amendment to our Certificate of Incorporation.


                SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of November 21, 2005. The information in this table provides the ownership information for:

      o each person known by us to be the beneficial owner of more than 5% of our common stock;

      o     each of our directors;

      o     each of our executive officers; and

      o     our executive officers, directors and director nominees as a group.

      The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our common stock outstanding on such date and all shares of our common stock issuable to such holder in the event of exercise of outstanding options, warrants, rights or conversion privileges owned by such person at said date which are exercisable within 60 days of such date. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent such power may be shared with a spouse.

------------------------------------------------------------------------------------------------------------------
                                                                        Number of Shares              Percentage
Name of Beneficial Owner                 Title of Class                Beneficially Owned            Outstanding(1)
------------------------------------------------------------------------------------------------------------------
Roger Pawson                       Common Stock, $.001 par value            12,176,653                       23%

------------------------------------------------------------------------------------------------------------------

Stephanie Burruss                  Common Stock, $.001 par value             5,000,000                       10%

------------------------------------------------------------------------------------------------------------------

George Hill                        Common Stock, $.001 par value             4,000,000                        8%

------------------------------------------------------------------------------------------------------------------
All Executive Officers and         Common Stock, $.001 par value            12,176,653                       23%
Directors as a Group (1
person)
------------------------------------------------------------------------------------------------------------------
(1)       The percentages computed in this column of the table are based upon
          51,946,176 shares of common stock issued and outstanding on November
          21, 2005



The following table sets forth information regarding the beneficial ownership of our Preferred A Stock as of November 21, 2005.

------------------------------------------------------------------------------------------------------------------
                                                                        Number of Shares              Percentage
Name of Beneficial Owner                 Title of Class                Beneficially Owned            Outstanding(2)
------------------------------------------------------------------------------------------------------------------
Roger Pawson                       Preferred A Stock, $.001 par value       15,000,000                      100%

------------------------------------------------------------------------------------------------------------------
All Executive Officers and         Common Stock, $.001 par value            15,000,000                      100%
Directors as a Group (1
person)
------------------------------------------------------------------------------------------------------------------
(2)       The percentages computed in this column of the table are based upon
          15,000,000 shares of Preferred A stock issued and outstanding on November
          21, 2005


The following table sets forth information regarding the beneficial ownership of our Preferred B Stock as of November 21, 2005.

------------------------------------------------------------------------------------------------------------------
                                                                        Number of Shares              Percentage
Name of Beneficial Owner                 Title of Class                Beneficially Owned            Outstanding(3)
------------------------------------------------------------------------------------------------------------------
Ararat LLC                         Preferred B Stock, $.001 par value       74,140,000                      56%

------------------------------------------------------------------------------------------------------------------

Kaetlin Dome                       Preferred B Stock, $.001 par value       14,000,000                    10.6%

------------------------------------------------------------------------------------------------------------------

Gateway Venture Holdings           Preferred B Stock, $.001 par value       34,800,000                      26%

------------------------------------------------------------------------------------------------------------------

All Executive Officers and         Common Stock, $.001 par value                     0                       0%
Directors as a Group (1
person)
------------------------------------------------------------------------------------------------------------------
(2)       The percentages computed in this column of the table are based upon
          132,073,335 shares of Preferred B stock issued and outstanding on November
          21, 2005


The address of all of the foregoing parties is c/o of our company at 2111 Palomar Airport Road, Suite 100, Carlsbad, CA 92009.


Where You Can Find More Information

           We are required to comply with the reporting requirements of the Securities Exchange Act. For further information about us, you may refer to:

       o our Annual Report on Form 10-KSB for the year ended December 31, 2004;
       o our Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005.

           You can review these filings at the public reference facility maintained by the SEC at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC 0330 for further information on the public reference room. These filings are also available electronically on the World Wide Web at http://www.sec.gov.


December ___, 2005                       By the Order of the Board of Directors
                                         Roger Pawson, Chairman of the Board

                                                                      EXHIBIT A

                    AMENDMENT OF CERTIFICATE OF INCORPORATION

                         CERTIFICATE OF AMENDMENT OF
                       CERTIFICATE OF INCORPORATION OF

                         CAL- BAY INTERNATIONAL, INC.
     (Pursuant to Sections 78-385 and 78.390 of The Nevada Revised Statutes)

The undersigned, Roger Pawson, President of CAL-BAY INTERNATIONAL, INC (the Company) existing under the laws of the state of Nevada does hereby certify that:

          1. The Certificate of Incorporation of the Company is hereby amended pursuant to Sections 78-385 and 78.390 of the Nevada Revised Statutes in Articles set forth thereof by the addition of the following provisions:

4.1 The Reclassifications of Shares Simultaneously, with the effective date of this amendment (the Effective Date), each share of the Companys common Stock, no par value $0.001 per share, issued and outstanding immediately prior to the Effective Date (the Old Common Stock) shall automatically and without any action on the part of the record holder thereof be reclassified as and changed into one (1) new share for each one-twenty fifth (1/25) old shares (the New Common Stock), subject to the treatment of fractional share interests as described below. Each record holder of a certificate or certificates which immediately prior to the Effective Date represented outstanding shares of Old Common Stock (the Old Certificates, whether one or more) shall be entitled to receive upon surrender of such Old Certificates to the Companys Exchange Agent for cancellation, a certificate or certificates (the New Certificates, whether one or more) representing the number of whole shares of the New common Stock into which and for which the shares of the Old common Stock formerly represented by such Old Certificates so surrendered,are reclassified under the terms hereof. From and after the Effective Date, Old Certificates shall represent only the right to receive new Certificates pursuant to the provisions hereof. One full share representing each fractional share interest in New Common Stock will be issued by the Company. A record holder of Old Certificates shall receive,in lieu of any fraction of a share of New Common Stock to which the record holder would otherwise be entitled, one full share. If more than one Old Certificate shall be surrendered at one time for the account of the same record stockholder, the number of full shares of New Common Stock for which new Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. In the event that the Companys Exchange Agent determines that a record holder of Old Certificates has not tendered all of his certificates for exchange, the Exchange Agent shall carry forward any fractional share until all certificates of that record holder have been presented for exchange such that issuance for fractional shares to any one person shall be one additional share for each fractional share. If any new Certificate is to be issued in the name other that in which the Old Certificates surrendered for exchange are issued, the Old Certificates so surrendered shall be properly endorsed and otherwise in proper form for the transfer, and the person or persons requesting such exchange shall affix any requisite stock transfer tax stamps to the Old Certificate surrendered, or provide funds for their purchase, or establish to the satisfaction of the Exchange Agent that such taxes are not payable. From and after the Effective Date the amount which the shares of the Old common Stock are reclassified under the terms hereof shall be the same as the amount of capital represented by the shares of Old Common Stock so reclassified, until thereafter reduced or increased in accordance with applicable law.

4.2	Authorized Capital prior to reclassification. The total number of shares which the Corporation was authorized to issue prior to the reclassification effected in section 4.1 above was 200,000,000 shares of common stock having a par value of $0.001 per share and 50,000,000 Class A Preferred Shares having a par value of $0.001 per share with 50-1 voting rights over the common stock and 50-1 conversion rights to common stock. And 500,000,000 shares of Class B preferred Stock having a par value of $0.001 per share with 1-1 voting rights over the common stock and with 1-1 conversion rights to common stock. The Preferred shares are convertible to common stock with the approval of the Board of Directors.

4.3 Authorized Capital After reclassification. The total number of shares which he Corporation is authorized to issue in section 4.2 above is 200,000,000 shares of common stock having a par value of $0.001 per share and 50,000,000 of Class A Preferred Shares having a par value of $0.001 per share with 50-1 voting rights over the common stock and 50-1 conversion rights to common stock. And 500,000,000 shares of Class B preferred Stock having a par value of $0.001 per share with 1-1 voting rights over the common stock and with 1-1 conversion rights to common stock. The Preferred shares are convertible to common stock with the approval of the Board of Directors.

The foregoing amendment to the Articles of Incorporation was authorized by the Board of Directors and duly adopted by consent action by the holders of Eighty Four Percent (84%) of the Companys outstanding stock entitled to vote thereon in accordance with the Nevada Revised Statutes.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment this 21st day of November 2005, and DO HEREBY CERTIFY, that the facts stated in this Certificate of Amendment are true and correct.



By:     S\ Roger Pawson\
        -----------------------------------------
        Roger Pawson, President and Director
        Cal Bay International, Inc.




                                      A-1